Household Finance Corporation
Household Card Funding Corp.
Household Credit Card Master Trust I , Series 1995-1



CLASS A CERTIFICATEHOLDER'S STATEMENT
                                   Sum of 1/16/96 to 12/16/96
                                        Distributions
A.   Information Regarding Distributions

1. Total distribution per $1,000 interest                   57.69454027
2. Principal distribution per $1,000 interest                0.00000000
3. Interest distribution per $1,000 interest                57.69454027

B.   Calculation of Class A Interest
1. Calculation of Class A Certificate Rate
     (a) One-month LIBOR                               N/A
     (b) Spread                                        N/A
     (c) Class A Certificate Rate                      N/A
2. Beginning Invested Amount                           N/A
3. Days in Interest Period                             N/A

C. Performance of Trust
1. Collections of Receivables
     (a) Total Collections                      2,978,495,840.83
     (b) Collections of Finance Charge and Administrative Receivables

                                                  497,900,630.74
     (c) Collections of Principal               2,480,595,210.09
2. Allocation of Receivables
     (a) Class A Invested Percentage                     75.000%
     (b) Principal Allocation Percentage                    N/A
3. Gross Delinquent Balances
     (a) Delinquent 5 - 29 days                   192,268,699.75
          % of Gross Receivables                       6.01%
     (b) Delinquent 30 - 59 days                   60,666,559.16
          % of Gross Receivables                       1.90%
     (c) Delinquent 60+ days                      140,680,760.21
           % of Gross Receivables                      4.39%
4. Class A Investor Default Amount                 93,930,357.67
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CLASS A CERTIFICATEHOLDER'S STATEMENT
                                   Sum of 1/16/96 to 12/16/96
                                        Distributions

5. Class A Investor Charge-offs; Reimbursement of Charge-offs

     (a) Class A Investor Charge-offs, if any, for the Distribution
          Date                                           0.00
     (b) The amount of Item 5.(a) per $1,000 interest    0.00
     (c) Total reimbursed to Trust in respect of Class A Investor
          Charge-offs                                    0.00
     (d) The amount of Item 5.(c) per $1,000 interest    0.00
     (e) The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the class A Invested Amount as of the end of the Distribution Date 0.00
6. Allocable Servicing Fee paid for the Distribution Date  39,999,999.96

7. Deficit Controlled Amortization Amount for the Distribution Date
                                                            0.00

D.   Class A Pool Factor                          1.000000

E.   Receivables Balances
1. Principal Receivables as of the last day of the preceding Due Period
                                                  3,144,621,647.66
2. Finance Charge and Administrative Receivables as of the last day
      of the preceding Due Period                  56,692,168.92

F.   Class B Certificates

1. Class B Invested Amount as of the end of the Distribution Date
                                               214,286,000.00
2. Available Collateral Invested Amount as of the end of the
Distribution Date                              285,714,000.00

Household Finance Corporation
Household Card Funding Corp.
Household Credit Card Master Trust I , Series 1995-1



CLASS B CERTIFICATEHOLDER'S STATEMENT
                                   Sum of 1/16/96 to 12/16/96
                                        Distributions
A. Information Regarding Distributions
1. Total distribution per $1,000 interest                   59.52954029
2. Principal distribution per $1,000 interest                0.00000000
3. Interest distribution per $1,000 interest                59.52954029

B. Calculation of Class B Interest
1. Calculation of Class B Certificate Rate
     (a) One-month LIBOR                               N/A
     (b) Spread                                        N/A
     (c) Class B Certificate Rate                      N/A
2. Beginning Invested Amount                           N/A
3. Days in Interest Period                             N/A

C. Performance of Trust
1. Collections of Receivables
     (a) Total Collections                      2,978,495,840.83
     (b) Collections of Finance Charge and Administrative Receivables

                                                  497,900,630.74
     (c) Collections of Principal               2,480,595,210.09
2. Allocation of Receivables
     (a) Class B Invested Percentage              10.7143%
     (b) Principal Allocation Percentage                N/A

3. Gross Delinquent Balances
     (a) Delinquent 5 - 29 days                    192,268,699.75
          % of Gross Receivables                       6.01%
     (b) Delinquent 30 - 59 days                    60,666,559.16
          % of Gross Receivables                       1.90%
     (c) Delinquent 60+ days                       140,680,760.21
          % of Gross Receivables                       4.39%

4. Class B Investor Default Amount                  13,418,640.42
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CLASS B CERTIFICATEHOLDER'S STATEMENT
                                        Sum of 1/16/96 to 12/16/96
                                             Distributions

5. Class B Investor Charge-offs; Reimbursement of Charge-offs

     (a) Class B Investor Charge-offs, if any, for the Distribution
          Date                                         0.00
     (b) The amount of Item 5.(a) per $1,000 interest  0.00
     (c) Total reimbursed to Trust in respect of Class B Investor
          Charge-offs                                  0.00
     (d) The amount of Item 5.(c) per $1,000 interest  0.00
     (e) The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Invested Amount as of the end of the Distribution Date 0.00

6. Available Cash Collateral Amount

     (a) Available Cash Collateral Amount at the end of the Distribution
          Date                                    0.00
     (b) Available Cash Collateral Amount as a percent of the Class B Invested Amount, each at the end of the Distribution
         Date                                     0.00%
7. Available Collateral Invested Amount           285,714,000.00

8. Deficit Controlled Amortization Amount for the Distribution Date

                                                  0.00

D.   Class B Pool Factor                          1.0000000

E.   Receivables Balances
1. Principal Receivables as of the last day of the preceding Due Period
                                                 3,144,621,647.66
2. Finance Charge and Administrative Receivables as of the last day
   of the preceding Due Period                      56,692,168.92